Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of May 21, 2015, by and among Demand Media, Inc. (the “Company”) and Julie Campistron (the “Consultant”).

RECITALS

A.                                    The Consultant currently serves as Executive Vice President, Media of the Company pursuant to that certain employment agreement with the Company, dated November 1, 2013, as amended from time to time (the “Employment Agreement”).

B.                                    In connection with Consultant’s voluntary termination, the Company and the Consultant mutually desire to transition the Consultant’s role with the Company from that of Executive Vice President, Media to that of a non-employee consultant advisor to the Company, effective as of June 6, 2015 (the “Transition Date”).

C.                                    The Consultant and the Company mutually desire that, effective as of the Transition Date, the Employment Agreement will terminate, and, subject to and conditioned upon Consultant signing and not revoking a Release, as defined below, this Agreement will supersede and replace the Employment Agreement in its entirety and the Consultant will cease to be an employee of the Company and will thereupon become an independent contractor of the Company performing the Services (as defined below).  The Consultant desires to perform such services on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.                                      Resignation.  The Consultant hereby (a) resigns from her position as Executive Vice President, Media of the Company and from all other offices held with the Company and/or its affiliates (if any), and (b) terminates her employment with all such entities, in each case, effective as of the close of business on June 5, 2015 (the “Resignation Date”).  As of the Resignation Date, the Employment Agreement shall terminate and shall be of no further force and effect, and neither the Company nor the Consultant shall have any further obligations pursuant thereto.  In connection with Consultant’s resignation contemplated herein, the Company shall pay out to Consultant (net of any applicable withholding and payroll taxes) the following items in accordance with applicable law: (i) base salary through the Resignation Date, (ii) unused vacation, if any, accrued in accordance with the Company’s policy, (iii) reimbursement of documented out-of-pocket expenses properly submitted in accordance with the Company’s reimbursement policy and (iv) return of any voluntary contributions made by the Consultant in connection with her participation in the Company’s Employee Stock Purchase Plan, if applicable.

2.                                      Services and Compensation.  Subject to and conditioned upon Consultant’s execution and delivery to the Company of an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days following the Transition Date and non-revocation of such Release during any applicable revocation period, the parties shall enter into the consulting arrangement as set forth in this Agreement and as specifically described in this section 2.

(a)                                 Services. During the Term (as defined below), the Consultant shall serve as a consultant to the Company with respect to inquiries by the Company’s Content and Media service offering, including eHow, and the Content Solutions and Studio teams, and other Company employees and management as applicable for related transition issues and projects (the “Services”).  It is the intention of the parties that the Consultant will make herself available to answer questions and address other similar matters for up to approximately fifteen (15) hours per month with respect to the Services contemplated herein as and when reasonably requested by the Company.

(b)                                 Compensation for Services. In consideration for the performance of the Services, during the Term the Company shall pay or provide to the Consultant the monthly sum of twenty thousand dollars and zero cents ($20,000.00) (the “Consulting Fees”).  Payment of the Consulting Fees contemplated herein shall be paid to Consultant within thirty (30) days after the end of each month in which Services are rendered by Consultant.  Consultant must invoice the Company for these amounts.  Company shall issue to Consultant a Form 1099 with respect to Consulting Fees paid to the Consultant with respect to the Services provided hereunder.

(c)                              Expenses. During the Term, the Company shall reimburse the Consultant for reasonable and documented out-of-pocket expenses incurred by Consultant in connection with rendering the Services hereunder, which reimbursement shall be in accordance with the Company’s substantiation and reimbursement policies applicable to any independent contractors, as in effect from time to time.

(d)                                 Employment Termination Payments and Benefits. In addition to the consulting arrangement as set forth in this Agreement and as specifically described above in Sections 2(a)-(c), subject to and conditioned upon the Consultant’s execution and delivery to the Company of the Release within twenty-one (21) days following the Transition Date and non-revocation of such Release during any applicable revocation period, Consultant shall be entitled to a lump sum payment of seven thousand five hundred dollars ($7,500), less applicable taxes and authorized deductions.

3.                                      Term and Obligations Upon Termination

(a)                                 Term.  The Consultant’s services hereunder shall be for a term commencing on the Transition Date and ending on August 31, 2015 (the “Term”), unless earlier terminated.  The Consultant may terminate this Agreement at any time, and Company may terminate this Agreement only for Cause as defined in the Employment Agreement. In the event that this Agreement is terminated early, the Company shall pay any pro-rated Consulting Fees owed to Consultant through the date of termination.

(b)                                 Obligations Upon Termination.  Upon termination of the Term and the Consultant’s Services hereunder:

(i)                                     The Company shall pay within thirty (30) days after the date of termination (or such earlier date as may be required by applicable law), all amounts owing to the Consultant for Services completed and/or reimbursable expenses (under Section 2(c) above) incurred through the termination date;

(ii)                                  Section 4 (Confidentiality Agreement), Section 5 (Cooperation), Section 6 (Non-Disparagement) and Section 8 (Independent Contractor) hereof, as well as the Confidentiality Agreement (as defined below), shall survive termination of this Agreement and shall continue in effect.

(c)                                  Return of Property. Upon the termination of the Term and the Consultant’s Services hereunder for any reason, the Consultant agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that the Consultant has in her possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that the Consultant knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.

(d)                                 Additional Separation Pay.  Subject to and conditioned upon the Consultant’s execution and delivery to the Company of an effective release of claims in substantially the form attached hereto as Exhibit B (the “Consulting Release”) within seven (7) days following the expiration of the Term or the earlier termination of this Agreement and the Services of Consultant hereunder, Consultant shall be entitled to a lump sum payment of seven thousand five hundred dollars ($7,500), less applicable taxes and authorized deductions.

(e)                                  Exclusivity of Benefits.  Except as expressly provided in this Agreement, the Company shall have no further obligations to the Consultant upon termination of the Term and the Consultant’s Services hereunder.

4.                                      Confidentiality Agreement. The parties acknowledge and agree that they have entered into a Confidentiality Agreement, dated April 19, 2007 (the “Confidentiality Agreement”) and the Consultant hereby acknowledges and agrees that such agreement shall remain in full force and effect in accordance with its terms and that the Consultant shall be bound by its terms and conditions.

5.                                      Cooperation. In addition to the Services (and without further compensation), the Consultant agrees that, following the Transition Date, the Consultant will use commercially reasonable efforts to cooperate with the Company, to the extent reasonably requested by the Company, to consult, advise and provide relevant input with respect to: any internal investigation or administrative, regulatory or judicial proceeding involving matters that were within the scope of the Consultant’s duties and responsibilities to the Company and its affiliates during the Consultant’s employment with the Company.

6.                                      Non-Disparagement. The Consultant agrees not to disparage the Company, any affiliate of the Company and/or any officers, directors, employees, shareholders and/or agents of the Company or any affiliate of the Company in any manner intended or reasonably likely to be harmful to them or their business, business reputation or personal reputation. The Company shall ensure that its directors and executive officers do not disparage the Consultant in any manner intended or reasonably likely to be harmful to the Consultant’s business or personal reputation.

7.                                      Representations.  The Consultant represents and warrants that the Consultant has no outstanding agreement, relationship or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude the Consultant from performing hereunder or complying with the provisions hereof, and further agrees that the Consultant will not enter into any such conflicting agreement or relationship during the Term. Consultant’s becoming employed on a full-time or part-time basis, or providing consulting services to a third party, shall not be deemed a conflicting relationship hereunder, provided that such other employment or engagement is in accordance with the terms of the Confidentiality Agreement, as defined above, and in particular, with sections 1 (Confidential Information), 4 (Employee Non-Solicitation) and 5 (Client Non-Solicitation).  The Consultant agrees to comply with any insider trading policy, ethics policy and business conduct policy of the Company during the term of this Agreement but may adopt a Section 10b5-1 trading plan consistent with such obligations.

8.                                      Independent Contractor.  The Consultant expressly acknowledges and agrees that, as of the Transition Date, she is solely an independent contractor and shall not be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever.  The Company shall not be obligated to (a) pay on the account of the Consultant, any unemployment tax or other taxes required under the law to be paid with respect to employees, (b) withhold any monies from the fees of the Consultant for income tax purposes or (c) provide the Consultant with any benefits, including without limitation health, welfare, pension, retirement, or any kind of insurance benefits, including workers’ compensation insurance.  Notwithstanding the foregoing, any amounts payable to the Consultant in respect of her service as an employee of the Company prior to the Transition Date shall be subject to withholding in accordance with applicable law.  The Consultant acknowledges and agrees that the Consultant is obligated to report as income all compensation received by the Consultant pursuant to this Agreement, and to pay any applicable income, self-employment and other taxes thereon.  The Consultant and the Company hereby acknowledge and agree that this Agreement does not impose any obligation on the Company to offer employment to the Consultant at any time.

9.                                      Assignment.  This Agreement and the rights and duties hereunder are personal to the Consultant and shall not be assigned, delegated, transferred, pledged or sold by the Consultant without the prior written consent of the Company.  This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

10.                               Notices.  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:  at the Consultant’s most recent address on the records of the Company.

If to the Company:

Demand Media, Inc.

1655 26th Street
Santa Monica, CA 90404

Attn: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

11.                               Section 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”).  Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Consultant to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (a) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (b) comply with the requirements of Section 409A; provided, however, that this Section 11 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.  Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments.  To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A.

12.                               Governing Law.  Any dispute, controversy, or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of California, without regard to conflict of law principles.

13.                               Entire Agreement; Counterparts. Effective as of the Transition Date, this Agreement, together with the Confidentiality Agreement, the Release(s) and any applicable stock option and restricted stock unit agreements, constitutes the complete and final agreement of the parties and supersede any prior agreements between them, whether written or oral, with respect to the subject matter hereof.  Without limiting the generality of the foregoing, the Consultant hereby agrees that as of the Transition Date, the Employment Agreement is hereby terminated and shall be of no further force or effect.  No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

14.                               Severability.  The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DEMAND MEDIA, INC.

By:	/s/ Sean Moriarty
Sean Moriarty
Chief Executive Officer

CONSULTANT

/s/ Julie Campistron
Julie Campistron

EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Demand Media, Inc., a Delaware corporation (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.  Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under that certain Consulting Agreement, dated as of May 21, 2015 between the Company and the undersigned, (ii) to payments or benefits under any equity award agreement between the undersigned and the Company, (iii) with respect to Section 2(b)(vi) of that certain Employment Agreement, dated as of November 1, 2013, as amended from time to time, between the Company and the undersigned, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, or (v) to any Claims, including claims for indemnification and/or advancement of expenses, arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document, or any applicable fiduciary policy, of the Company.

THE UNDERSIGNED ACKNOWLEDGES THAT SHE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A)                               SHE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B)                               SHE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C)                               SHE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which she may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if she hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this          day of                       ,         .

Julie Campistron

EXHIBIT B

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Demand Media, Inc., a Delaware corporation (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof (the “General Release”).  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to that certain Consulting Agreement dated May 21, 2015 or termination thereof, and Consultant’s provision of services thereunder.

THE UNDERSIGNED ACKNOWLEDGES THAT SHE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which she may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if she hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this          day of                       ,         .

Julie Campistron